Exhibit 5.1

767 Fifth Avenue
New York, NY 10153-0119
+1 212 310 8000 tel
+1 212 310 8007 fax

August 28, 2020

AMC Entertainment Holdings, Inc.

One AMC Way

11500 Ash Street

Leawood, Kansas 66211

Ladies and Gentlemen:

We have acted as counsel to AMC Entertainment Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3 filed the date hereof ( the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the selling stockholders named in the prospectus included in the Registration Statement, from time to time, of (i) up to 5,000,000 shares (the “Outstanding Shares”) of the Company’s Class A common stock, par value $0.01 per share (“Common Stock”) and (ii) the shares of Common Stock issuable upon conversion of the Company’s 2.95% Convertible Senior Secured Notes due 2026 (the “Notes”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement, (ii) the prospectus, which forms a part of the Registration Statement, (iii) the Third Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware, (iv) the Third Amended and Restated Bylaws of the Company, (v) the registration rights agreement, dated July 31, 2020, (vi) the indenture dated as of July 31, 2020 (the “Indenture”), by and among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee and (vii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

We express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities of the Company and/or adjustments to outstanding securities of the Company would cause the Notes to be convertible into more shares of Common Stock than the number that then remain authorized but unissued. Further, we have assumed the Conversion Price (as defined in the Indenture) will not be adjusted to an amount below the par value per share of the Common Stock.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.                                      The Outstanding Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

August 28, 2020

2.                                      The shares of Common Stock initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon such conversion, and when issued upon such conversion in accordance with the terms of the Indenture, the Common Stock will be validly issued, fully paid and nonassessable.

The opinions expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Weil, Gotshal & Manges LLP